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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
International Bancshares Corporation:

We consent to incorporation by reference in Registration Statement No. 33-15655 on Form S-8 of International Bancshares Corporation of our report dated March 5, 2004, with respect to the consolidated statements of condition of International Bancshares Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report is incorporated by reference in the December 31, 2003 annual report on Form 10-K of International Bancshares Corporation. Our report refers to a change in the method of accounting for the Company's investment in its statutory business trusts in 2003 and for its goodwill and other intangible assets in 2002.

/s/ KPMG LLP

San Antonio, Texas
March 11, 2004

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EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT